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                                                                   EXHIBIT 10.15

                               SERVICE AGREEMENT


DEFINITIONS:
-----------

"You", "Your", and "Customer" refers to the name of the company or entity on whose behalf this Agreement is being executed. "ICT" refers to Intercept Communications Technologies, LLC. "Effective Date" is the date this Agreement is executed by both parties. "Communications Network" refers to the equipment and connectivity choice utilized by ICT to provide service to the Customer per the Agreement.

COMMITMENT:
----------

ICT is committed to provide a reliable network to the Customer. Should the Customer be unable to use the Communications Network due to equipment or datalines provided by ICT for a period greater than six (6) consecutive hours then ICT, at the Customer's request, will credit the Customer's bill for each hour the Customer is unable to use the Communications Network using the following four guidelines: (i) The hourly credit amount will be 1/720th of the monthly bill for the affected Communications Network segment(s); (ii) The total credit does not exceed the monthly bill for the affected portion of Communications Network; (iii) Shipping time for replacement equipment is excluded from the calculation of the time that the Customer is unable to use the Communications Network, (iv) These credits do not apply during any time that repair of the Communications Network is hindered by lack of access to the Customer's premise, or by any delay resulting from any cause or circumstance beyond ICT's reasonable control.

MAINTENANCE:
-----------

It is ICT's policy to maintain spare equipment for immediate replacement of the equipment that ICT has installed at the Customer's premise for the Communications Network. The maintenance of the communications equipment provided by ICT is depot maintenance unless otherwise specified by an addendum to the Agreement. Equipment which fails due to factory defect will be replaced under depot maintenance and will be shipped to the Customer using standard overnight delivery. It is the Customer's responsibility to maintain adequate environmental conditions for the equipment ICT provides for the purpose of this Agreement The depot maintenance does not cover equipment damaged due to abuse, misuse, lightning, fire, flood, or Acts of God. It will be the Customer's responsibility to swap the Communications Equipment at the Customer's location then package and ship the failed equipment back to ICT at the Customer's expense.

If the failed equipment is not returned to ICT within thirty (30) days of the ship date of the replacement equipment then the Customer will be responsible for the retail replacement cost of the failed equipment.

SERVICE UPGRADES:
----------------

It is ICT's policy to maintain service offerings utilizing the communications technology that ICT believes best fits the Customer's needs. ICT will have the right to change the equipment and communications technology as it sees fit so long as at least equivalent service is provided to the Customer. Service changes and upgrades requested by the Customer will be accommodated as long as the following three conditions are met: (i) The service requested is one that ICT currently supports at the time of the request, (ii) The service change does not reduce the revenue amount to ICT that is generated by the existing Agreement, (iii) If the Service change increases the network bandwidth requirements, port count, device count, or supported protocol count, then the current Agreement must be amended to include the requested Service change.

TERMINATION:
-----------

The initial term of this Agreement is specified in the section entitled "Agreement," below. Either Customer or ICT may terminate this agreement at the end of the initial term by providing not less than thirty (30) days written notice. Customer's notice must be sent to: ICT, LLC., 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia, 30071, Attention: Billing Department. If no written notification is submitted to ICT's Billing Department and ICT has not given notice of termination to the Customer, this Agreement shall automatically renew under the same terms as the Initial Agreement.

In the event that the Customer terminates this Agreement prior to the establishment of the service, but after the Effective Date, the Customer is required to reimburse ICT for all expenses incurred in handling the request before the notice of cancellation is received.

In the event that the Customer terminates this Agreement prior to the expiration of the service period, the Customer shall pay a Termination Liability Charge. The Termination Liability Charge shall equal the sum of: (i) any installation charges that were waived by ICT, (ii) any other costs that ICT incurs or pays, following termination of this Agreement as a result of providing the services outlined in this Agreement, (iii) the

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monthly Agreement fee for the number of months remaining in the current
Agreement (up to a maximum of six).

If the Customer breaches this Agreement by failing to timely pay any charges or other amount due to ICT, or otherwise is in breach of this Agreement, and the breach continues uncured for ten days following ICT's delivery of written notice to the Customer noting the breach and demanding its cure, ICT may discontinue any or all of the Services to the Customer until the breach is cured. If such breach continues for thirty days following delivery of such notice, ICT may terminate the Agreement and the Customer shall pay the Termination Liability Charge. In the event the Customer fails to pay for services according to the terms referenced in this Agreement, ICT may, at its discretion, charge interest on the unpaid and past due balance at the rate of 1.5% per month (18% annually). The Customer further agrees to pay any and all of ICT's costs of collection, including reasonable attorneys' fees, in the event that it becomes necessary for ICT to pursue such remedies.

Unless specified within an addendum to this Agreement, all equipment used by ICT to support the Customer for the purposes of this Agreement is solely owned by ICT. The Customer shall not use any such equipment for any purposes other than these set forth in this Agreement and shall not permit the equipment to be used by or disclosed to any other person or entity. Because there would be no adequate remedy at law for a breach of the foregoing, ICT shall have the right to obtain an injunction to prevent such breach and shall have such further rights as are available at law or in equity. Upon termination of this Agreement by either the Customer or ICT, it becomes the Customer's responsibility to return all equipment installed by ICT to: ICT, LLC., 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia, 30071, Attention: Network Operations. This equipment must be returned within thirty (30) days of the termination date of this Agreement or the Customer will be responsible for the retail replacement cost of this equipment.

WARRANTY AND LIMITATION OF LIABILITY:
------------------------------------

Services provided by ICT hereunder will be performed in a professional and workman like manner and shall substantially conform with the description of Services set forth on the attached Service Definition Worksheet. Should ICT breach this warranty, the Customer shall so notify ICT in writing, and ICT shall use reasonable diligence to remedy such breach within 15 days of receipt of Customer's notice. Should ICT fail to remedy a breach within that time, Customer shall be entitled to a reasonable abatement of fees hereunder. EXCEPT AS PROVIDED IN THIS PARAGRAPH, ALL SERVICES ARE DELIVERED WITHOUT WARRANTY OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE REMEDY FOR ICT'S BREACH OF ALL WARRANTIES HEREUNDER IS AS SET FORTH IN THIS PARAGRAPH. IN NO EVENT SHALL ICT BE LIABLE TO CUSTOMER FOR ANY AMOUNT IN EXCESS OF THE FEES ACTUALLY PAID BY CUSTOMER TO ICT FOR SERVICES PROVIDED HEREUNDER. IN NO EVENT SHALL ICT BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, OR DAMAGES FOR INTERRUPTION OF BUSINESS, WHETHER SUCH DAMAGES ARE ALLEGED IN TORT, CONTRACT, INDEMNITY OR OTHERWISE, EVEN IF ICT HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

The waiver by either party of a breach or default in any of the provisions of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or other provisions; nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other party.

This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject matter. No modifications, amendments, or supplements to this Agreement shall be effective for any purpose unless in writing signed by an officer of ICT and a duly authorized representative of the Customer.

The prevailing party in any legal proceeding brought by one party against the other party and arising out of or in connection with this Agreement shall be entitled to recover its legal expenses, including court costs and attorneys' fees.

The laws of the State of Georgia shall govern the validity, interpretation, performance and enforcement of this Agreement.

MISCELLANEOUS:
-------------

Customer may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of ICT.

AGREEMENT:
---------

The undersigned Customer requests ICT to provide the Communications Network as detailed on the attached Service Definition Worksheet. The service period for this Agreement shall be _____ months commencing on the first full month in which the services described herein are provided. The rates and charges for items under this Agreement are detailed on the

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attached Price Detail Worksheet.  The installation and other nonrecurring costs are _____________. The monthly recurring cost is ___________. Charges for additional services requested by the Customer will be automatically applied to the monthly recurring cost and such services will be coterminous this the Agreement.

Customer


__________________________________
Authorized Signature

Date:_____________________________



__________________________________
Name (type or print)


__________________________________
Title


ICT ACCEPTED BY


__________________________________
Authorized Signature

Date:_____________________________



__________________________________
Name (type or print)


__________________________________
Title


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                          SERVICE DEFINITION WORKSHEET


DIAGRAM:
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                             SERVICE DESCRIPTION:
                             -------------------

ICT will provide 56K frame relay connectivity between the Data Center and all your branches.

ICT will provide Motorola Vanguard FRADS (Frame Relay Access Devices) and install all frame relay switching/routing hardware.

ICT will provide network monitoring of equipment and circuits to provide network fault identification.

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